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[Vinson & Elkins Letterhead]


May 17, 2005

Sunoco Logistics Partners L.P.
Ten Penn Center
1801 Market Street
Philadelphia, Pennsylvania 19103

Ladies and Gentlemen:

     We have acted as counsel for Sunoco Logistics Partners L.P. (the "Partnership"), a Delaware limited partnership, with respect to certain legal matters in connection with the offer and sale of common units representing limited partner interests in the Partnership. We have also participated in the preparation of a Prospectus Supplement dated May 17, 2005 (the "Prospectus Supplement") and the Prospectus dated March 14, 2003 (the "Prospectus") forming part of the Registration Statement on Form S-3 (No. 333-103710) (the "Registration Statement") to which this opinion is an exhibit.

     In connection therewith, we prepared the discussions (the "Discussions") set forth under the caption "Tax Considerations" in the Prospectus Supplement and the caption "Material Tax Considerations" in the Prospectus. Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.

     All statements of legal conclusions contained in the Discussions, unless otherwise noted, are our opinion with respect to the matters set forth therein
(i) as of the date of the Prospectus Supplement in respect of the discussion set forth under the caption "Tax Considerations" and (ii) as of the effective date of the Prospectus in respect of the discussion set forth under the caption "Material Tax Considerations," in both cases qualified by the limitations contained in the Discussions. In addition, we are of the opinion that the Discussions with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact of the Partnership and its general partner, included in the Discussions, as to which we express no opinion).

     We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K and to the use of our name under the heading "Legal" in the Prospectus and in the Registration Statement. This consent does not constitute an admission that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.



                                Very truly yours,

                                /s/ VINSON & ELKINS L.L.P.
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                                VINSON & ELKINS L.L.P.